Form C

Cover Page

Name of issuer:

Julia Knight, Inc.

Legal status of issuer:

Form: Other

Other (specify): S Corporation

Jurisdiction of Incorporation/Organization: MN

Date of organization: 12/28/2007

Physical address of issuer:

1400 Lincoln Avenue
Minneapolis MN 55403

Website of issuer:

http://www.juliaknightcollection.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

- ☐ Common Stock
- ☑ Preferred Stock
- ☐ Debt
- ☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Dividing pre-money valuation ($4,000,000) by number of shares outstanding on fully diluted basis.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

10/27/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

2

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$911,870.00	$968,314.00
Cash & Cash Equivalents:	$100,084.00	$50,953.00
Accounts Receivable:	$303,920.00	$266,232.00
Short-term Debt:	$764,783.00	$733,341.00
Long-term Debt:	$162,710.00	$195,762.00
Revenues/Sales:	$1,652,419.00	$1,703,542.00
Cost of Goods Sold:	$666,080.00	$654,233.00
Taxes Paid:	($696.00)	($74.00)
Net Income:	($52,743.00)	($297,942.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Julia Knight, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Julia Knight	CEO	Julia Knight Collection	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Julia Knight	CEO	2007
Julia Knight	Secretary	2007
Julia Knight	CFO	2007

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Julia Knight	25000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Expansion Efforts: The Company's growth and profitability depend on the successful distribution and sale of its products to more retailers, consumers and additional markets. The Company intends to use part of the net proceeds of this offering in part to to expand brand awareness, brand trial and brand conversion. There can be no assurance that the Company will not experience higher costs in its expansion, that it will be able to attract sufficient trade and consumer interest necessary to expand successful or that it will not experience significant delays in expanding. This could have a material adverse effect on the company.

Manufacturing: The Company is utilizing several long standing, multi-year relationships with large Contract Manufacturers. While the Company's products do not represent a significant amount of capacity for the Contract Manufacturers, there can be no assurance that the Company will be successful in obtaining from its contract manufacturer sufficient production scheduling and pricing flexibility to respond to changes in consumer demand or that the manufacturer many not experience production delays due to work stoppages or other factors beyond the Company's control. Additionally, with product hand-made in India and other foreign countries, production times and shipping times which average 4 to 6 months total requires the Company to carry a large finished goods inventory in order to meet short lead-time orders. Moreover, there can be no assurance that the Company will be successful in continuing to control the quality of the production or the cost of sales. The products are distributed to customers by a public distribution center located in Minneapolis. There is no assurance that distribution of the products may not be interrupted by work stoppages or other factors beyond the Company's control. There can be no assurance that the Company will have sufficient inventory to meet demand or may have too much inventory.

Dependence on Suppliers: The manufacturing of the Company's collection of products is subject to the availability of raw materials. While the primary materials such as aluminum and steel are abundant there can be no assurance that material availability will not negatively affect the companies profit margins. The company does not have any formal long-term arrangements with any of its suppliers. Although the company has quality standards, quality control and inspection programs, there can be no assurance that the third party manufacturers will continue to meet the company quality standards and social standards regarding its workforce. Non-compliance with the Company's product standards and product defects could have a material adverse effect on the Company.

Dependence on Retail Store Buyers and Consumers: The Company's revenues are dependent on its relationships with showrooms, sales representatives, retail buyers and consumers. Although the company has been successful in attracting buyers from over 30 countries, there can be no assurance that the Company will continue to be successful in developing or continuing similar relationships in the market. Although the company has successfully sold to consumers since 2005, purchases are key to the companies' success. Consumers' acceptance and purchase are key to the companies' success and a decline could have a material adverse effect on the company.The Company's sales also depend in part of the degree to which buyers accept the Company's product for sale in retail outlets. Because of competition for open-to-buy dollars, changes in the retail marketplace and the consolidation of retail outlets there can be no assurance that the Company will be successful in its efforts to achieve sufficient distribution or that the cost of obtaining distribution will not adversely affect profit margins. Consumers acceptance and purchase are key to the companies' success and a decline could have a material adverse effect on the company.

Significant Customers: As in most businesses, the Company derives most of its business from the 20% of the customers who do 80% of the sales. The Company has several large, longstanding customers. The decline or loss of any such customer could have an adverse effect on the Company.

Consumer Acceptance: The Company's product is a consumer product the acceptance of which is based largely on consumer awareness and desire to purchase. Products offered by the Company's major competitors currently have longer history, better in-store visibility in many locations, broader distribution and more consumer awareness than the company's products. There can be no assurance that the Company will achieve sufficient consumer awareness or that the consumers will choose the Company's products over the competing products.

Growth of Internet E-commerce sales and decline of retail store sales: The past several years have shown accelerating growth in E-commerce sales and decline in Brick and Mortar retail store sales. The Company's sales to date have been largely concentrated in Brick and Mortar retail stores. While the Company has shown the ability to attract the interest of major E-commerce sites, there can be no assurance that this will continue or that there won't be other new sales channels. Internet E-commerce sales depend on the consumer searching and finding product for sale. There is no assurance that the Company will be able to build sufficient brand awareness and demand to grow sales in the E-commerce channel.

Competition: The Company operates in a highly competitive market. The markets for the Company's products are intensely competitive with the principal factors being product design, brand name, innovation, product quality aesthetic appeal to customers, packaging, breadth of product offerings, distribution capability delivery time and price. Advantages or disadvantages in any of these competitive factors may cause the Company to lose sales. While the Company's designs are copyrighted, there can be no assurance that one or more of these competitors which have greater resources will not begin production of similar products. While this has happened in the past and has been successfully stopped, there is no assurance that the Company will continue to compete successfully against such companies in any market. Additionally the company's competitors may have better access to capital resources.

Government Regulation: The Company's products are subject to various federal, state and local laws regarding the manufacture, sale, safety, labeling and materials of its products. Changes in regulations could occur which would adversely affect the Company's business.

Product Liability: Although the Company is currently covered by product liability insurance and has not had a claim to date, there can be no assurance that the costs or negative publicity resulting from any product liability action against the Company would not adversely affect the business or financial condition of the company.

Dependence on key personnel: The operations and future success of the Company depend to an extent on the efforts and strategies of Julia Knight, its founder, designer and Chief Executive Officer. While celebrity brands have shown the ability to endure after the loss of the celebrity, the loss of Ms. Knight could have a material adverse impact on the Company.

Need for Additional Financing: While the company has operated based on cash flow and funding from Ms. Knight without outside investment other than bank debt, additional financing may be necessary to expand sales. The Company expects that its current cash and debt, together with the net proceeds from this offering and a working capital line of credit will be sufficient to permit it to fund operations through to profitability. Future capital requirements will depend upon product sales and the actual costs incurred in expanding the sales and distribution of the Company's product line and implementing its marketing plan. If the company is unable to maintain or obtain financing it could materially affect the company.

Lack of Liquidity of Investment: There is no public market for any of the Company's securities, and none is expected to develop in the near future. The preferred stock is not registered under the Act or the securities laws of any other appropriate jurisdiction in reliance on exemptions from such registration requirements.

Projections: Any projections of the Company included are based upon assumptions the Company believes to be reasonable but which are inherently uncertain and unpredictable. Such assumptions may be incomplete or inaccurate and unanticipated events and circumstances are likely to occur. For these reasons, actual results achieved during the periods covered are likely to vary from the projections and such variations may be material and adverse. The Company's independent accountants have not compiled or reviewed these projections and, accordingly, do not express an opinion or any other form of assurance on them. The Company does not make any representation or warranty as to the accuracy or completeness of this information. Such information is presented as of the date hereof and is subject to change, completion or amendment without notice.

Use of Proceeds: The net proceeds from the sale of shares offered hereby, are estimated to be $250,000, after deducting estimated fees and offering expenses payable by the Company. The Company estimates that approximately $150,000 will be used to develop and execute a brand awareness and brand trial campaign through digital and social media marketing for the E-commerce channel, that approximately $50,000 will be used for sales support and approximately $50,000 will be used to support increases in staff to support increases in sales, marketing expenses and working capital. Pending such uses the Company intends to invest the net proceeds from the offering in investment grade, interest bearing securities. Additional investment could accelerate the roll out of all growth initiatives.

Dividend Policy: The Company has never paid cash dividends but dividends may be issued at the discretion of the Company's Board of Directors. The Board currently intends to retain any earning for use in the Company's business and does not anticipate paying cash dividends on its Preferred Stock in the foreseeable future.

Investors Will Not Have Voting Rights. Investors will sign a subscription agreement that includes a proxy in favor of Company management.

Debt: The company currently has significant debt including a credit line, a long term note, and a note due to credit card debt. There is no assurance that the bank or credit card companies will continue to finance the debt or that the credit line will be renewed. The Company is required to maintain certain ratios that could limit the Company's ability to obtain future debt financing. There is no assurance that the Company will satisfy such covenants and requirements. A breach of these covenants or the Company's inability to comply with the restrictions could result in an event of default. The Company's lenders could elect to declare all amounts outstanding under the Company's debt arrangements, to be immediately due and payable. If this happens the Company cannot assure that its assets would be sufficient to repay in full the debt.

Restructuring: In order to issue Preferred Stock in the company, the company will need to be restructured, which will involve legal paperwork and filings with state regulatory authorities. If this doesn't happen for any reason the company will not be able to close on this offering, and will have to return your money to you.

Economic and political conditions: The company is subject to risks and uncertainties associated with economic and political conditions in the United States and in foreign countries included, but not limited to foreign government regulations, taxes including value-added taxes, fluctuating import and extort duties and quotes and related tariffs associated with certain types of products, incidents and fears involving security, terrorism and wars, political unrest and other restrictions on trade and travel.

Seasonality: The Company's business and working capital needs are highly seasonal, with a majority of sales occurring in the third and fourth quarters. Inventory levels increase in the Fall to anticipate increased demand. The Company's borrowing and cash flow needs fluctuate widely based upon its working capital requirements.Various economic and political factors may influence retailer and consumer confidence and spending ability.

Small management team. The company depends on the skills and experience of a small management team. If the Company is not able to call upon any of these people for any reason, it could be harmed. Our efforts to effectively expand our management team may be thwarted if we don't raise enough money.

Any valuation at this stage is difficult to assess. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially start-ups, is difficult to assess and you may risk overpaying for your investment. [For instance, in the event of merger or sale, the acquirer may determine that the valuation of the company is worth less than our current valuation, which means that you may lose all or some of your investment.] In addition, there may be additional classes of equity issued in the future with rights that are superior to preferred shares.

As part of this investment, each investor will be required to agree to the terms of the Subscription Agreement. By each investor's execution of the Subscription Agreement and under the terms thereof, each investor will grant an irrevocable proxy, giving the right to vote your shares to the company's CEO. That will limit you your ability to vote your shares until the events specified in the proxy, which include the company's IPO or acquisition by another entity, which may never happen.

The Company will need more money. The Company might not sell enough shares in this offering to meet its operating needs and fulfill its plans. Even if it sells all the shares it is offering now, it will probably need to raise more funds in the future, and if it can't get them, it will fail. Even if it does make a successful offering in the future, the terms of that offering might result in your investment in the Company being worth less, because later investors might get better terms.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds and may change the use of proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 30% Brand development through digital marketing, targeted email and pay per click

20% For increased trade shows

10% social media campaign and association with bloggers and key influencers

10% PR campaign

25% Working capital

5% Wefunder Intermediary fee

If we raise: **$250,000**

Use of Proceeds: 25% Brand development through digital marketing, targeted email and pay per click.

10% for increased trade shows,

5% social media campaign and association with bloggers and key influencers

10% PR campaign

10% added sales personnel

10% international market development and added marketing management

20% working capital

5% shop in shop displays at retail, working capital and inventory

5% Wefunder Intermediary fee

If we raise: **$1,000,000**

Use of Proceeds: 30% Brand development through digital marketing, targeted email and pay per click.

10% for increased trade shows,

10% social media campaign and association with bloggers and key influencers

5% PR campaign

10% added sales personnel

10% international market development and added marketing management

20% shop in shop displays at retail, working capital and inventory

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

This is a priced round. Julia Knight Collection Inc. is offering up to 1,000,000 shares of Preferred Stock at $1 per share. The pre-money valuation is $4,000,000.

The shares do not have voting rights.

Currently 25,000 shares have been issued and are owned by Julia Knight. If this offering is successful the company will convert from an S-Corp to a C-Corp and authorize 4,000,000 shares of Common Stock (all of which will be issued to Julia Knight upon conversion of her 25,000 shares of common stock in the Minnesota company) and 1,000,000 shares of Preferred Stock.

Any changes to securities must be approved by the members holding a majority interest.

Prior to the first Closing, the Company covenants that (a) the Company shall take all actions necessary to cause the Company to be converted from a Minnesota corporation into a Delaware corporation, including but not limited to filing a certificate of conversion in Delaware; (b) the Company shall duly authorize a class of Preferred Stock containing provisions for a liquidation preference over Common Stock originally set at the Per Security Price for each share of Preferred Stock.

See the subscription agreement for further details: Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

The terms of the Preferred stock may only be modified in accordance with Delaware General Corporation Law.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Stock	500,000	25,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

The Preferred Stock will be issued upon the Company's conversion to a Delaware corporation prior to closing. The Preferred Stock will be subject to a proxy in favor of management. Currently Julia Knight owns 25,000, which are voting Common Stock, however investors in this round will not be receiving voting rights.

Currently 25,000 shares have been issued and are owned by Julia Knight. If this offering is successful the company will convert from an S-Corp to a C-Corp and authorize 4,000,000 shares of Common Stock and 1,000,0000 shares of Preferred Stock; new investors (if fully subscribed) will own 1,000,000 shares with no voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

This stock offering is common stock and may be diluted or qualified by the rights of any other class of security if preferred stock is issued in the future.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

In the future, we will perform valuations of our common stock that take into account factors such as the following:

- unrelated third party valuations of our common stock;
- the price at which we sell other securities, such as convertible debt or preferred stock, in light of the rights, preferences and privileges of our those securities relative to those of our common stock;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the lack of marketability of our common stock;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

In 2017, the accounts payable were $167,452. This money was owed to various vendors and contractors. Currently, as of Match 31, 2018, $13,854 is outstanding and owed to various vendors and contractors. There is no interested accrued and the payments are up to date.

Julia Knight advanced the company $241,575 in 2017, this is a subordinated debt and has no terms and is interest free. It will be paid back at the company's discretion at a later date.

In 2015, the Company gave a promissory note ("the Note") to its bank in exchange for cash for the purpose of funding ongoing operations. The Note accrues interest at a variable rate (currently 5.5%), and is payable in equal monthly installments through March of 2022. The outstanding balance of this note, as of March 31, 2018 is $154,128.

In 2017, and 2016, the Company maintained a revolving line of credit with Vision Bank as a source of operating capital. The line of credit allowed borrowings up to $400,000, and accrues interest at the rate of 6.25% per year. Pursuant with an amendment to the Company's agreement with its bank, the line of credit was extended from its original maturity date in March of 2018 by sixty days, and now allows borrowings up $341,000. As of March 31, 2018, $341,000 is owed. In June 2018, the accrued principal and interest will be payable in full, however the Company have applied for a 6 month extension. Historically these extensions have always been granted.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Julia Knight advanced the company $241,575, this is a subordinated debt and has no terms and is interest free. It will be paid back at the company's discretion at a later date.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our luxury lifestyle brand celebrates life, love, and friendships through entertaining and home decor. For more than 12 years, consumers have been collecting Julia Knight pieces as "jewelry" for their tables and homes. Our products range from tableware to bath accessories and everything in between, and every piece is artfully designed and handcrafted in India using an ancient sand-casting process. The result is beautiful artisanal pieces that are truly unique pieces of functional art.

We've had huge success in traditional brick-and-mortar stores, but intend to become the leader in tableware by growing our online presence. As sales at retailers have declined rapidly due to the seismic shift in consumer behavior, we've now shifted focus to our e-commerce. Through digital marketing, a new website, and online retailers like Amazon and Bed Bath & Beyond, we increased our online sales from 2016 to 2017 and are on pace to increase those sales even more dramatically in 2018. International expansion is also part of the growth plan.

Milestones

Julia Knight, Inc. was incorporated in the State of Minnesota in December 2007.

Since then, we have:

- 900+ products designed and brought to market in 400+ retail locations across 30+ countries.
- Average revenue of $88k and gross margin of $61k per month over the last 3 months.
- Reviews inside our new consumer reviews system are 85% positive.
- Founder is a serial entrepreneur with four companies under her belt and the recipient of the 2016 Entrepreneurial Woman of the Year Award.
- Recipient of the 2016 Department of Commerce Presidents Award for export expansion.
- Awarded over 45 design copyrights and six trademarks.
- Goldman Sachs 10,000 Small Businesses alumna.

Historical Results of Operations

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had net revenues of $1,652,419 compared to the year ended December 31, 2016, when the Company had net revenues of $1,703,542. Our gross margin was 59.69% in fiscal year 2017, compared to 61.6% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $911,870, including $100,084 in cash. As of December 31, 2016, the Company had $968,314 in total assets, including $50,953 in cash.
- *Net Loss.* The Company has had net losses of $52,743 and net losses of $297,942 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $927,493 for the fiscal year ended December 31, 2017 and $929,103 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

We have been financed with $359,703 of debt and currently have a $341,000 revolving line of credit with the bank as a source of operating capital. We are also seeking alternative investments from angel investors.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We may need to raise capital in the future. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering and the founder's resources. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Julia Knight, Inc. cash in hand is $57,867, as of April 2018. Over the last three months, revenues have averaged $97,852/month, cost of goods sold has averaged $26,415/month, and operational expenses have averaged $70,000/month, for an average net margin of $1,437 per month. Historically this first quarter has seen our lowest revenues and highest operational expenses, with the largest burn rate, due to multiple trade shows and a post-holiday season lull. However, from this point onwards we are expecting our burn rate to improve for the rest of the year.

We have recognized significant efficiencies and have been able to reduce total expenses in 2017 from 2016. While the first quarter is one of our highest expense and lowest revenue quarters for the year we have still reduced expenses. Overall, this year salaries have been reduced with our headcount going down from 5 to 2. Instead, the company depends on independent contractors at variable rates.

Our total expenses have been lowered from 2017 to 2018. While we cannot guarantee it, we expect this trend to continue. Net income for 2017 is down from 2016 due to late shipments which shipped last year in February and shipped this year at the end of March and beginning of April.

The company has had nominal marketing expense to date since the sales strategy focused on in-store retail sales and merchandising. We do not expect our expenses to change in the next 3-6 months. While it cannot be guaranteed we expect growth in revenue due to increased sales and marketing expenditures from the proceeds of the Offering. In lieu of a successful Wefunder campaign, we will continue operations as normal but will begin to consider other funding options.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.juliaknightcollection.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Julia Knight Subscription Agreement

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Julia Knight
Julia Knight

Appendix E: Supporting Documents

FOLLOW US FOR UPDATES

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INVEST IN JULIA KNIGHT INC.

Selling unique, beautiful serveware and home decor around the globe

$0
raised of $50K goal

$100 min **INVEST**
by Wefunder Portal LLC

Priced Round

$4M pre-money valuation | **$1.00**/share

If you invest, you're betting Julia Knight Inc. will be worth more than $4M in the future.

INVESTOR PERKS

$250+ Get a signed piece from the Collection valued at $50

$500+ Get a signed piece from the Collection valued at $150 and a 20% discount on the website for 3 months.

$1,000+ Get a signed piece personalized with a message of your choice valued at $250 and a 25% discount on the website for 6 months

$2,500+ Get a choice of pieces which will be signed and personalized with a message valued at $700 and a 30% discount on the website for 6 months

$5,000+ Have lunch with Julia Knight and get a choice of pieces which will be signed and personalized with a message of your choice valued at $1000 and a 40% discount on the website for 6 months

$10,000+ Get a day with Julia Knight at the design studio and design your own color selection. You will also receive a choice of signed pieces valued at $1500 and a 50% discount on the website for 1 year.

“Our luxury lifestyle brand celebrates life, love, and friendships through entertaining and home decor. For more than 12 years, consumers have been collecting Julia Knight pieces as “jewelry” for their tables and homes. Our products range from tableware to bath accessories and everything in between, and every piece is artfully designed and handcrafted in India using an ancient sand-casting process. The result is beautiful artisanal pieces that are truly unique pieces of functional art.



Julia Knight
CEO & FOUNDER, JULIA KNIGHT INC.

OUR AMBITION

We've had a lot of success in traditional brick-and-mortar stores, but intend to become a leader in tableware by growing our online presence. As sales at retailers have declined, we've shifted our focus to our e-commerce and our international market. Through digital marketing, a new website, and online retailers like Amazon and Bed Bath & Beyond, we increased our online sales by 72% from 2016 to 2017 and are on pace to increase those sales even more dramatically in 2018.

KEY FACTS

- 650 products designed and brought to market in 400+ retail locations across 30+ countries.
- Average revenue of $88k and gross profit of $185k over the last 3 months.
- Reviews inside our new consumer reviews system are 85% positive.
- Founder is a serial entrepreneur with four companies under her belt and the recipient of the 2016 Entrepreneurial Woman of the Year Award.
- Recipient of the 2016 Department of Commerce Presidents Award for export expansion.
- Awarded over 45 design copyrights and six trademarks.
- Goldman Sachs 10,000 small businesses alumna.
- Admitted to the premier position at Maison et Objet, a leading international design show in Paris.

DOCUMENTS

Julia_Knight_2017_Catalog.pdf
2018_Julia_Knight_Catalog.pdf

juliaknightcollection.com

RETAIL · FAMILY · WINE · COOKING · FAMILY · FOOD · COCKTAILS · ART · COOKING · ALCOHOL · ART · FAMILY · COOKING · LIFESTYLE · MARKETING · MANUFACTURING · EVENTS · DESIGN · ECOMMERCE · B2C · ART · COCKTAILS · COOKING · ECOMMERCE · FASHION · B2B · FASHION · HOSPITALITY · LEISURE · EVENTS

Why I Like Julia Knight Inc.

"I've never had a line take off like this. I can honestly say that in my 20 plus years in the tabletop and fine gift industry, Julia Knight has performed the best right from the start."



Peachtree Place

GIFTS AND SPECIALTY RETAILER, CHICAGO

THE BUZZ ABOUT JULIA KNIGHT INC.

"The response to the Julia Knight Collection has been phenomenal. Our customers love it and our associates love to sell it. This collection has become important since its first year on the floor.



Borsheims

Jewelry and Gift Store

When you meet Julia, you will witness her contagious enthusiasm, creativity, passion, and dedication in everything she undertakes. As founder and CEO, Julia brings great vision, leadership, and a marketing genius. This past summer, my wife and I visited a gift shop on Cape Cod and immediately noticed several of her signature pieces on display. When I mentioned to the store owner I knew Julia, the store owner described the strong appeal of her collection to the many patrons that visit the shop. The owner said the By the Sea Collection is so popular with many summer tourists and vacationers. Customers rave about the unique and beautiful designs, craftsmanship, and spectacular colors that are the hallmark of the Julia Knight Collection.



Paul Salvucci

Director

INFLUENCE

Julia Knight Publication Mentions

Check out a compilation of Julia Knight features in various magazines from 2013 to 2015.

November 14, 2017 @ issuu.com

Julia Knight Collection Launches a Modern New Line for Fall - Midwest Home Magazine

by Jahna Peloquin (Images courtesy Julia Knight Collection) For more than 15 years, customers have been collecting Julia Knight 's handcrafted, luxury tableware. The Minneapolis-based designer is known for her western and southwestern-influenced

November 2, 2017 @ midwesthomemag.com

Orono Servingware Designer Julia Knight Elevates Entertaining Style | Lake Minnetonka

A grandmother's china, sterling flatware and delicate glassware cozy up to pots and pans in Julia Knight's dishwasher. Clearly, she doesn't wait for the holidays or special occasions for her kitchen or dining tables to wear their Sunday best. "I feel like, what

November 2, 2017 @ lakeminnetonkamag.com

Design Lesson: Expert Table Settings With Julia Knight

During the holidays, we love bold, beautiful tables for entertaining. Julia Knight's designs, based on shapes and colors found in nature, are the perfect building blocks to create a memorable spread for any occasion. In her own words: To me,

November 2, 2017 @ graciousstyle.com

A Love of Color: Julia Knight Collection

Having lived and worked in the United States and abroad, Julia Knight let her experiences guide her into launching Stampede, a brand that later transitioned into the Julia Knight Collection. She designs her versatile kitchen items for a multitude of

October 16, 2016 @ victoriamag.com

Jewelry for Your Table



Our luxury lifestyle brand celebrates life, love, and friendships through entertaining and home decor. For more than 12 years, consumers have been collecting Julia Knight pieces as fun, fabulous “jewelry” for their tables and homes (our Eclipse Serveware was included in the Oscar celebrity goodie bags in 2017 and our Perfectly Pink leather-covered cocktail shaker was included in the 2005 Academy Awards celebrity goodie bag). Today the Julia Knight brand is one of the leaders in high end tableware that consumers count on for creating a fabulous crowd-pleasing spread in just five minutes. Whether it’s a cheese platter, a three tier dessert tray, or an elegant pasta bowl, our goal is to have the consumer covered with sophisticated styles that will make them the envy of every guest. Our tagline is "Five Minutes to Fabulous®" for a reason!

Our Signature Pieces are Handcrafted and Beautiful

Each product is artfully designed by the Julia Knight team and handcrafted in India using an ancient sand-casting process. The results are beautiful artisanal pieces that are truly unique pieces of usable art. Our collections range in style from modern to artistic to traditional to bold to sophisticated -- there's a piece for almost every personal style.



The Julia Knight Collections











We're Available in 400+ Stores in 30+ Countries

We've brought more than 900 products to market and are sold by retailers like:

amazon

BED BATH & BEYOND

wayfair

houzz

The Shift to E-Commerce & Our Five Year Plan

In recent years, sales at brick and mortar retailers have declined rapidly due to the seismic shift in consumer behavior. Retailers are buying significantly less inventory and buying it later in the season, leaving less opportunity for high turns. As a whole, the industry is down 30%, so we've been retooling for e-commerce while also identifying dramatic efficiencies in our operating budget.

In 2017, we began focusing on e-commerce by redesigning our website, engaging a major influencer to take over our social media, and putting an incentive plan in place for e-commerce sales. The results have been tremendous. Our mailing list has increased 10x, reviews through a new consumer reviews system are 85% positive, and most importantly, online sales increased 76% from 2016 to 2017. Our sales on Amazon are up 108%, while Wayfair is up 130%. We're still succeeding in brick-and-mortar locations -- like when we generated $26,000 in sales at a Minnesota Artists Pop-Up shop in the Mall of America in December -- but are now poised to really capitalize on the e-commerce market. So far, our strategies are working, as our average revenue is $165k and net margin is $51k per month over the last 3 months. As our top line improves, the bottom line will show bigger growth.

International expansion is an important part of our growth strategy. Retail sales are still important in the growth of emerging economies. We've been expanding internationally, recently opening Asia with a new distributor in South Korea.







Let's Re-Imagine Home Decor Together

Dear Investors,

The collections I create speak to me intimately. Each one has a story to tell — whether born from a study in nature, a random cabbie chat on a Manhattan street, or a dialogue with artisans in Italy and India. Each piece is a work of art, handmade of sand cast aluminum with our signature blend of enamel infused with crushed Mother-of-Pearl. Once these pieces manifest in full brilliance, they begin to "talk" to one another, too, through the beautiful layering of colors, textures and themes.

You'll find that the sentiments are as flavorful as the pieces themselves: Unabashedly bold. Flirty and fun. Glamorous and glowing. Inviting and irresistible. To get the conversation flowing in your home, pour your favorite beverage and pore over our site. What speaks to you? I'd love to know. Send me a note here.

My Best,

Julia Knight

Who is Julia Knight?



Born in Chicago, raised in New York, schooled at Brown in Providence and Paris, nourished by her global travels, Julia Knight was born to make things happen.

After Paris, Julia honed her interest in fashion and luxury products and went to work in Marketing at Estee Lauder and then Revlon International. A serial entrepreneur, Julia has started and run four companies. Her passion for traveling and experiencing cultures first hand led her to India, where the vibrant colors and artisan workmanship inspired her to create unique pieces that were more than just dinnerware. This led her to employ a unique process of fusing colored enamels to aluminum that gives her pieces a distinctive style.

Founder



Julia Knight

CEO & Founder

Born in Chicago, raised in New York, schooled in Providence and Paris, nourished by her global travels, Julia Knight was born to make things happen.

AND THE REST OF THE TEAM



Bre Egen

Sales Coordinator

A true leader and hybrid small business professional with a great eye for detail, project management and relentless drive for continuous improvement.



Aaron Dahl

Social Media

Loves connecting people, ideas, and fresh aesthetics with tastemakers and influencers. Part-time.



Paul Salvucci

Advisory Board Member

CFO, The Saint Consulting Group. Experience in multinational expansion. Part-time.

Our Investor

Paul Salvucci

Interview

– COLLAPSE ALL

WF: What's new about what you're making? How is it different?

JK: Julia Knight combines glorious color with hand painted enamels infused with mother of pearl on sand cast aluminum. Each piece is handmade one by one by a skilled artisan and craftsman, goes through a 15+ step process, and is totally handmade. The results of this meticulous process are exquisite pieces of art that become a personal reflection. The pieces work together seamlessly so consumers can use multiple pieces to create a more sophisticated look through layering and stacking. As a result, consumers are motivated to purchase a multitude of pieces in their favorite collections, mix and match from different collections to achieve various looks. This "personalization" element of the brand makes for an individualized consumer experience they create to reflect their own style.

Just two weeks ago, we launched a new collection called Cascade. Inspired by my visits to Vail Colorado and love for the mountain ranges, this design aesthetic with free-flowing organic edges is our very first collection made of dishwasher-safe stainless steel combined with our trademark crushed mother of pearl enamels. Like our other collections, this too is made for serving all foods and sauces, even warm foods up to 250 degrees Fahrenheit in the oven. The response has been exhilarating!

Other noteworthy launches have been in our Eclipse Collections, which expanded our appeal to collectors with an eye for the organic & modern. Initially, it launched with great success with enamel interiors. Then that success was topped by our Metallic finishes of Bronze, Steel Blue, and Rose Gold. We then wanted to create a look never before achieved when we expanded with Marble Mist featuring a grey on white Marble finish. This year, Marble Mist was a finalist for the much coveted TableWare International Award for bowls, platters, & trays. And just this month, we added more excitement to the mix with the next Eclipse Collection, called Marble Rose. It has been still another strong introduction.

WF: What is the Julia Knight Collection?

JK: We design and manufacture copyrighted designs of high-end entertaining serveware, home decor and accessories. We've been selling primarily to retailers, but are now transitioning to direct-to-consumer online sales.

We market our brand under a trademarked campaign called Five Minutes to Fabulous . We want consumers to know that a crowd dazzling presentation is possible, even if you only have five minutes. The secret is in the art of combining different ready-made foods, a touch of homemade and the perfect Julia Knight serving pieces. Fabulous has never been so easy.

WF: Why did you start this business?

JK: I love entertaining and hosting. One day I noticed that the conglomeration of bowls I had picked up from every country I'd visited didn't look so great when I put them all on the table together. I thought there ought to be a way to have a more coordinated, more cohesive look.

I create designs that transform even the everyday into something simply and completely wonderful. Each piece is designed with every other piece in mind; to complement…coordinate…contrast.

I also wanted to address how nervous people get about entertaining. Everybody wants to have people over, but when it comes down to it, they seldom plan events -- except for, maybe, a holiday dinner. And then they stress out and rarely enjoy it. I wanted to take the stress out of entertaining.

I want to show consumers that they can put together a buffet table start to finish just by picking items up from the grocery store and tossing it into these bowls and platters. We have some unique designs that make pasta salad look like the work of a food stylist. A picture perfect home or tablescape is always within reach.

WF: What products does the Julia Knight Collection currently sell?

JK: All of our products are made of aluminum or stainless steel with a special enamel hand-applied. The enamel is made from mixing crushed mother-of-pearl into a pigmented enamel, and then it's actually finger-painted onto the bowl, so really we take handmade to a whole new level. We have that same shimmer and shine as a common element across fifteen collections. Total, we offer about 650 different items.

A consumer would pick their favorite collection as their foundation -- let's say it's Peony, which has a scalloped edge. When they start out, they might just buy white and toffee, which is a golden color. As they start to feel more confident in their collection, they add figural pieces, like flowers for spring or pine cones for fall. Then they start mixing and matching collections and colors. It really brings out the creative genius in every consumer, because they really make their own thing happen. It may not happen the first day, although it does for some people, but it happens for almost everyone as they gain more confidence with the collection.

WF: What's your background?

JK: After graduating from Brown University, I lived in Paris for a few years, and I found that people made every day really special there. In the U.S. we walk around with coffee in a paper cup, but the French really sit down to coffee in a beautiful cup and saucer. I was captivated by that art of making the everyday important and special, and that kind of self-care where I say, "I'm important enough to use a beautiful serving dish to eat my ice cream instead of digging it out of the pint."

This is my fourth company. I've gone from frozen baby food to cowhide and pink leather barware to this serveware, and the only thing that these all have in common is that it's all about food, which I consider to be the heart of hospitality. When I started my first business, I had a home in Colorado and made a tissue box cover out of cowhide, and someone said, "You could sell that." A year and a half later it was in Neiman Marcus. Then I designed a line of pink croco-leather barware for women. It was the first time anyone had done barware for women, and it became the chick gift of the year. Tommy Bahama's told me they almost sold more flasks than t-shirts for a couple months.

WF: How did you grow your serveware business?

JK: After my success with the barware line, I wanted to get back to serveware. I found materials in India that I could match to the barware colors. I was already involved in trade shows, and when I first showed these new serveware designs, the retailers were a little reluctant because I did some really big, bold colors. Some asked if I offered them in white. Ultimately, the retailers that did start carrying my line started me to say, "I've never seen anything like this. It's selling by itself. People are going crazy over it, I can't keep it in stock."

I realized I had something that consumers loved, and I needed to convince retailers. It took several years of building a few success stories with the retailers who took a risk with me. But when I reached that point, I began seeing an international market emerge. The Mayo Clinic is based here in Minnesota, and there's a high-end store right across from it that sells our products. I got a call one day saying the king and queen of Saudi Arabia had fallen madly in love with our line and needed 24 bowls and 24 trays.

We started selling a lot in the Middle East because Bloomingdale's in Dubai picked us up. We do a trade show in Paris twice a year where we reach retailers from around the world. We've reached hotels and retailers in places as varied as Saudi Arabia, Bahrain, Moscow, and Monte Carlo. I know that there's big potential for our products internationally. I love that consumers around the world love the same things in my collection regardless of geography.

WF: Who are your customers and how do you sell to them?

JK: We sell primarily in specialty stores in the US. We started expanding internationally a few years ago and now sell in almost 30 countries, but it's still a small business in most of those countries. We are starting to grow our distributor base and are selling to more hotels, which can be large projects. About 450 stores have bought product in the last 18 plus months. We sell to specialty retailers that sell tableware, home decor, gifts and jewelry, the stores where people buy china and glassware and luxury items. Sadly many of them are closing.

Most of our customers so far have been retailers, who've found us through trade shows in LA, Las Vegas, Dallas, Atlanta, and Paris. We also have independent sales representatives around the United States. We plan to expand to have international sales reps as well. We've also sold to a few larger outfits, like department stores and luxury hotels and resorts. The hotels and resorts use us in their room decor as well as selling additional items in their gift shops. One of our big projects is The Breakers in Palm Beach.

We were just invited to the Goldman Sachs Holiday Market, and though corporate clients only make up about 5% of our sales right now, that market is growing and we now have a sales representative in that industry. I did a Merrill Lynch gift about two years ago that was a $135,000 order for reward gifts for 1200 salespeople.

WF: How is the serveware industry changing as luxury retail changes?

JK: What's changing is that people aren't going into stores like they used to. Store traffic is down dramatically, and because of that, stores are reducing their on-hand inventory. Some are cutting back as much as 50%. Others are skipping trade shows because they are cutting budgets.

Macy's alone closed a few hundred stores in the last few years. People still go to Macys.com to order, but they also go to Amazon and Houzz, Wayfair and other online stores. And of course, everybody wants a deal. Some of the retailers who are doing well are the TJ Maxx and Homegoods of the world. We don't necessarily sell to them unless we're selling closeouts or overstocks.

Ultimately demand still exists for dinnerware and serveware and beautiful things for a consumer's home. The difference is that they're not buying it where they used to. Also, much of the formal sit-down-dinneware market has gotten squeezed by brides with more casual entertaining habits. Thankfully millennials still love entertaining accessories which are in our sweet spot.

WF: What experience have you had with direct online sales?

JK: Until recently the exposure of the brand has been limited primarily to consumers who see it in store. The growth has come through word of mouth, loyal consumers making repeat purchases, new retailers and limited social media presence. Historically, sales have been 95% wholesale to retailers except for a small direct to consumer web presence.

The first problem companies like us are facing is that, in order for us to successfully convert online consumers, they first must be aware of our brand. Creating that brand awareness and expanding our consumer base is our biggest opportunity to converting more of those e-commerce shoppers.

Amazon has sold our product for a few years and that channel of distribution is up significantly. The size of their orders have doubled from last year. However, it is frustrating to work with Amazon because they aren't good about maintaining their product portfolio with active products. We often receive PO's for discontinued product that we cannot fulfill because they have not updated their database. The algorithm doesn't adjust the stock list the way a real live buyer at a traditional retailer would. We're hoping to start working with Amazon to address these issues soon.

We also sell to Bed,Bath and Beyond online, Wayfair, Houzz and other large e-tailers. We started selling on our website a few years ago and after 3 years of trial and error have learned more about how to effectively manage a digital business. Now we need some marketing dollars to do gain more awareness and demand.

WF: What is your strategy for online sales moving forward?

JK: People aren't stumbling on our products in stores anymore so we have worked to significantly increase our online presence. In addition to revamping our own new e-commerce site, we partner with high growth e-tailers like Amazon, Bed Bath & Beyond, Houzz, Wayfair etc. We have had sell-through success on those sites. But we are limited by the very small advertising spend of $500 to $1,000 a month to drive traffic primarily through Facebook, Google Adwords, and keyword search terms. Our advertising budget is very limiting. However, if we can reach more consumers and educate them on our brand, we will be more top of mind for consumers when they are searching for new serveware or need a gift.

We love to have customers come to our website to purchase because then we capture the incremental margin which is more than double our wholesale margin. However, we also need to be on large online retailers like Amazon and Bed Bath & Beyond because they have significantly more consumer traffic. We started with Bed Bath & Beyond in stores, and our online business with them is really growing. We got 15 orders from customers there one weekend, and one was a $1,000 sale from someone who lives near one of our big retail accounts. E-commerce has changed everything.

WF: Even with the brand's moderate social following, you seem to get a lot of engagement. How can that help your sales?

JK: Our entire social media following has happened organically. Consumers love talking about the product and the brand -- consumers love the idea of picking something up at the grocery store, hiding the containers and making your guests think you had it catered or made it yourself! I call it the tips, tricks and behind the scenes secrets of entertaining. We are fortunate to receive PR and TV coverage since it is a fun category to cover and the media loves "Five Minutes to Fabulous ".

Studies have shown that consumers want to interact directly with brands and that interaction (especially with a lifestyle brand) directly impacts their desire to purchase. A compelling brand presentation drives brand purchase and achieves higher conversion rates from trial to brand loyalty.

WF: How do your online margins compare to your retail margins?

JK:

When we sell wholesale, we see about a 60% gross margin. On our website, it's even more significant. That gives us room to do a 20% off promotion or offer free shipping and still maintain our profits. The average markup to retail is 2.2 times. On our website with direct to consumer sales, we charge retail prices, but we make that additional retail markup. So margins are around 130% on direct sales.

WF: How do you plan to spend the money you raise from Wefunder investors?

JK: The funds will be used to support several primary growth initiatives:

- Increase brand awareness and new customer acquisition through digital marketing that results in product demand and sell through.
- Expand the brand into a new channel of distribution (hospitality, corporate gifting, museum, high-end furniture).
- Working capital for more inventory and to fund operations.

We've never had the funds to market our brand directly to our consumers in a meaningful way. Our "Five Minutes to Fabulous " campaign is a key point of differentiation. We'd utilize the funds to launch a multi-faced brand awareness campaign with refined strategic brand elements (brand story, brand positioning, value proposition and brand promise.)

We've partnered with a digital marketing agency and a consumer email database company with 230 million consumer contacts. Recently we utilized $1,500 to target an email blast to 25,000 pre-segmented consumers. We saw a high open and conversion rate but would like to increase both the number of contacts and frequency of these campaigns to build our consumer database and be able to re-target them over and over. We would also expand our reach through paid and organic search, a printed catalog mailing, digital content creation and a public relations desk-side chat tour to drive editorial for the brand. We know that our product appeals across a lot of age brackets, across a lot of countries, across a lot of cultures, and people want to know the story and they love the story when they hear it. I just have to be able to get in front of them to give it to them.

WF: What are the biggest risks for your business right now?

JK: Our biggest risk is that our limited marketing, sales and personnel resources will continue to hinder us from being able to penetrate a higher percentage of our target market and expand our brand following. No one is doing what we are doing with this brand message. We have unique designs and the copyrights on nearly all of them. A thing we worry about is getting big enough fast enough. The old brands aren't necessarily any further ahead in e-commerce than we are. We've got a real opportunity right now to get to the top of this new channel and we don't want to miss that chance.

Another significant risk is that we need to grow our online sales to counterbalance and exceed the contraction in sales in brick and mortar retail stores. The rate at which that happens affects our cash flow, net profit and debt.

WF: What are some of your latest introductions?

JK: Just two weeks ago we launched a new collection called Cascade. Inspired by my visits to Vail, Colorado and love for the mountain ranges, this design aesthetic with free-flowing organic edges is our very first collection made of dishwasher-safe stainless steel combined with our trademark crushed mother of pearl enamels. Like our other collections this too is made for serving all foods and sauces, even warm foods up to 250 degrees Fahrenheit in the oven. The response has been exhilarating!

Other noteworthy launches have been in our Eclipse Collections which expanded our appeal to collectors with an eye for organic & modern. Initially, it launched with great success with enamel interiors. Then that success was topped by our innovative Metallic finishes of Bronze, Steel Blue and Rose Gold. We then wanted to create a look never before achieved when we expanded with Marble Mist featuring a grey on white marble finish. Just this year, Marble Mist was a finalist for the much coveted TableWare International Award for bowls, platters & trays. And just this month, we added more excitement to the mix with the next Eclipse Collection called Marble Rose.

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RISKS

1 **Expansion Efforts:** The Company's growth and profitability depend on the successful distribution and sale of its products to more retailers, consumers and additional markets. The Company intends to use part of the net proceeds of this offering in part to to expand brand awareness, brand trial and brand conversion. There can be no assurance that the Company will not experience higher costs in its expansion, that it will be able to attract sufficient trade and consumer interest necessary to expand successful or that it will not experience significant delays in expanding. This could have a material adverse effect on the company.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Julia Knight Inc. is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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